UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2004

R.H. Donnelley Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-07155	13-2740040

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary, North Carolina	27513

(Address of Principal Executive Offices)	(Zip Code)

R.H. Donnelley Inc.*

(Exact Name of Registrant as Specified in Charter)

Delaware	333-59287	36-2467635

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary, North Carolina	27513

(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (919) 297-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

*	R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation. R.H. Donnelley Inc. became subject to the filing requirements of Section 15(d) on October 1, 1998 in connection with the public offer and sale of its 9 1/8% Senior Subordinated Notes, which Notes were redeemed in full on February 6, 2004. In addition, R.H. Donnelley Inc. is the obligor of 8 7/8% senior notes due 2010 and 10 7/8% senior subordinated notes due 2012 and is now subject to the filing requirements of Section 15 (d) as a result of such notes. As of July 27, 2004, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.

Item 5. Other Events and Required FD Disclosure.

     Pursuant to a Purchase Agreement (the “Purchase Agreement”), dated as of July 28, 2004, by and among R.H. Donnelley Corporation, a Delaware corporation (the “Company”), Ameritech Corporation, a Delaware corporation (“Ameritech”), and Ameritech Publishing, Inc., a Delaware corporation, the Company will purchase SBC Communications Inc.’s (“SBC”) directory publishing business in Illinois and Northwest Indiana (the “Directory Business”) for $1.45 billion, or $1.42 billion in cash, after the settlement of a $30 million liquidation preference owed to the Company in respect of the Directory Business. The transaction, which is structured as a purchase of various partnership interests, is expected to close in the third quarter of 2004, subject to regulatory approval and certain closing conditions.

     The Company has received a commitment from a group of banks led by J.P. Morgan Securities Inc. and Bear, Stearns & Co., Inc. to finance the purchase price. The debt financing is also expected to close in the third quarter of 2004, subject to regulatory approval and certain closing conditions.

     In connection with the closing of the transaction, the Company and/or certain of its affiliates will enter into commercial arrangements with SBC and/or its affiliates under which the Company will be the exclusive directory publisher for SBC in Illinois and Northwest Indiana for an initial term of 50 years. In addition, for the concurrent period (subject to initial exceptions), SBC will generally agree not to (i) produce, publish or distribute print directories in these territories or solicit or sell advertising for inclusion in such print directories or (ii) solicit or sell local internet yellow pages advertising for certain internet yellow pages directories or license its name in these territories to a third party for that purpose.

     This description of the Purchase Agreement is qualified in its entirety by reference to the full text of such document, a copy of which is incorporated herein by this reference.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

Exhibit
Number	Description
2.1	Purchase Agreement, dated as of July 28, 2004, by and among R.H. Donnelley Corporation, Ameritech Corporation and Ameritech Publishing, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Vice President and General Counsel

R.H. Donnelley Inc.
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Vice President and General Counsel

Date: August 2, 2004

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EXHIBIT INDEX

Exhibit
Number	Description

2.1	Purchase Agreement, dated as of July 28, 2004, by and among R.H. Donnelley Corporation, Ameritech Corporation and Ameritech Publishing, Inc.

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